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                                                                   Exhibit 10.22


                        SHAREHOLDER TO COMPANY LOAN NOTE

$1,426,000                                                     December 10, 1999

     TeleCommunication Systems, Inc., a Maryland corporation (the MAKER), promises to pay to the order of Maurice B. Tose, a resident of the State of Maryland (the LENDER), the principal sum of One Million Four Hundred Twenty-six Thousand Dollars ($1,426,000), plus interest on the unpaid principal balance thereof from time to time outstanding (the PRINCIPAL BALANCE) at the rates applicable from time to time before the Maturity Date, as set forth in this Note.

     SECTION 1.  PAYMENT TERMS

     (a) Rate of Interest. This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the Principal Balance at the fixed rate of 7.32% per annum.

     (b) Payments of Interest. Interest shall be paid monthly beginning January 31, 2000 and the last day of each month thereafter.

     (c) Payments of Principal. The entire Principal Balance, and all accrued but unpaid interest, if any remains, shall be due and payable in full on January 31, 2001 (the MATURITY DATE).

     (d) Application of Payments. All payments under this Note shall be applied first to late charges, then to other costs, if any, due pursuant to the Agreement, then to unpaid commitment fees, then to accrued but unpaid interest, and then to reduce the Principal Balance.

     SECTION 2.  DEFAULT

     (a) Default Defined; General Remedies. The occurrence of any one or more of the following events shall constitute a default under this Note (a DEFAULT):
(i) the failure of the Maker to pay when due any principal of or interest on this Note, or (ii) the occurrence of any Event of Default under the Agreement. Whenever there is a Default, the Lender or other holder of this Note (the HOLDER) may, at its option, declare all amounts due under this Note immediately due and payable, and exercise any or all rights and remedies available to it hereunder, under applicable laws.

     (b) Interest Rate and Late Charge after Default. If any payment of interest, principal or other sums due under this Note is not received by the Holder within 15 days of the date such payment is due, including, but not limited to, principal becoming due by reason of a Default, then the Maker shall pay a late charge equal to 4% of the amount of the late payment to compensate the Holder for anticipated administrative costs incurred as a result of such late payment. If a Default occurs, thereafter the Principal Balance shall bear interest at the highest maximum legal rate, or if there is no legal limit, at 25% per annum, until the Maker's obligations under this Note and the Agreement are fully and indefeasibly paid and discharged (or until such Default is, with the Holder's consent, cured).

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Shareholder to Company Loan Note

     SECTION 3.  PLACE OF PAYMENT AND NOTICES

     (a) Place of Payment. All payments on this Note shall be paid in immediately available funds at the address of the Lender set forth for notices in Section 4(b), or such other place as the Holder may specify from time to time. Any payment of principal or interest which falls due on a day that the Lender is not open for business in the State of Maryland shall be made on the next day that the Lender is open for business in the State of Maryland, and such extension of time shall be included in calculating the amount of interest to be paid.

     (b) Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgement. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received five business days after date of mailing.

          MAKER:    TELECOMMUNICATION SYSTEMS, INC.
                    275 WEST STREET, SUITE 400
                    ANNAPOLIS, MD 21401
                    ATTN: RICHARD YOUNG
                          EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER
                    FAX: (410) 263-7617

          LENDER:   MAURICE B. TOSE
                    1290 MAGNOLIA AVENUE
                    ANNAPOLIS, MD 21403-4901

     SECTION 4.  CERTAIN PROCEDURAL MATTERS

     (a) SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF MARYLAND IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF (OR RELATING TO) ANY OF THE LOAN DOCUMENTS, OR ANY DOCUMENT DELIVERED PURSUANT TO ANY OF THE LOAN DOCUMENTS. In any litigation, the Borrower waives personal service of any summons, complaint, and other process, and agrees that service may be made by certified or registered mail directed to the Borrower.

     (b) Waiver of Jury Trial. The Maker hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separably given, knowingly and voluntarily, by the Maker, and this waiver is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. The Lender is hereby authorized and requested to submit this agreement to any court having


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Shareholder to Company Loan Note


jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Maker's herein contained waiver of the right to trial by jury. Further, the Maker hereby certifies that no representative or agent of the Lender (including the Lender's counsel) has represented, expressly or otherwise, to the Maker that the Lender will not seek to enforce this waiver of right to trial by jury provision.

     (c) Relationship of Parties. The Loan Documents provide for the making of loans by the Lender, to the borrower, and for the payment of interest and repayment of principal by the borrower to the Lender. The relationship between the Lender and the Maker is limited to that of creditor/secured party (i.e., the Lender), on the one hand, and the debtor (i.e., the Maker), on the other hand. The provisions in the Loan Documents for compliance with financial covenants, delivery of financial statements, and other provisions are intended solely for the benefit of the Lender to protect its interests as a lender in assuring payments of interest and repayment of principal, and nothing contained in the Loan Documents shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Maker, as permitting or obligating the Lender to control the Maker or to conduct the Maker's operations, as creating any fiduciary obligation on the part of the Lender to the Maker, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in the Loan Documents. The Maker acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of the Loan Documents and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in Section 4(b) for waiver of trial by jury. The Maker further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Lender for credit and to execute and deliver the Loan Documents.

     (d) Confessed Judgment. In addition to all other remedies set forth in the Agreement, and all other remedies available under applicable law, if a Default occurs under this Note, the Maker hereby waives service of any and all process and hereby authorizes and empowers the clerk of any court in Maryland to confess judgment against the Maker, without prior notice or opportunity for prior hearing, in favor of the Holder, for the Principal Balance, together with interest, late payment charges, court costs and reasonable attorneys' fees of 15% of the Principal Balance. The Maker consents to immediate execution of such confessed judgment and waives the benefit of any exemption laws.

     SECTION 5.     MISCELLANEOUS

     Each right, power and remedy of the Holder under this Note, the Agreement or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Note or the Agreement or to exercise any right, power or remedy consequent upon a breach hereof or default hereunder shall constitute a waiver thereof, or preclude the Holder from exercising any such right, power or remedy. No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the party to be charged. If it becomes necessary to employ counsel to collect this obligation, the Maker agrees to


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Shareholder to Company Loan Note

pay reasonable attorneys' fees for legal services involved. The Maker and each endorser, guarantor, accommodation party and surety of this Note hereby waive demand, presentment for payment, protest, notice of dishonor and notice of protest. This Note shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of any other provision. THIS NOTE SHALL BE DEEMED TO BE MADE IN, AND SHALL BE GOVERNED BY THE LAWS OF, THE STATE OF MARYLAND (WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS).


Attest                                        TeleCommunication Systems, Inc.
[Corporate Seal]



By: /s/ Bruce A. White                  By: /s/ Thomas M. Brandt, Jr.
    __________________                      ___________________________
    Vice President                          Thomas M. Brandt, Jr.
                                            Senior Vice President & CFO


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